Exhibit 99.1
FOR IMMEDIATE RELEASE
GAYLORD ENTERTAINMENT TERMINATES AGREEMENT
TO ACQUIRE WESTIN LA CANTERA RESORT
— Company Provides Update on First Quarter 2008 Results —
— First Quarter 2008 Earnings Conference Call Scheduled for Thursday, May 1, 2008 10:00 am ET —
NASHVILLE, Tenn. — April 16, 2008 — Gaylord Entertainment Company (NYSE: GET) today announced the termination of its agreement to purchase the Westin La Cantera Resort in San Antonio, Texas.
“Over the past several months, we held fruitful discussions with a variety of potential partners. However, in the current capital markets and economic environment, we determined that it is not in the best interest of our shareholders to focus our resources and capital on this project at this time,” said Colin V. Reed, chairman and chief executive officer of Gaylord Entertainment. “Through this process, we have come to know and respect La Cantera’s world-class leadership and staff. We commend them on the success they have had developing the property into an award-winning hotel and high-performing asset. We know that they will continue to have success.”
As a result of the termination of the transaction, Gaylord Entertainment will take a one-time cash charge of approximately $12 million in the first quarter of 2008.
Gaylord also provided an update on hospitality segment financial results for the first quarter ended March 31, 2008. Gaylord will provide full financial results on May 1, 2008.
•	Gaylord Hotels’ RevPAR[1] is expected to increase 3 to 4 percent over the first quarter 2007.
•	Gaylord Hotels’ Total RevPAR[2] is expected to increase 4.5 to 5.5 percent over the first quarter 2007.
•	Gaylord Hotels’ segment CCF[3] is expected to be in the range of $52 million to $56 million in the first quarter of 2008 compared to $46 million in the same period last year. It should be noted that CCF in the first quarter 2007 was impacted by a $2.9 million charge related to terminating the lease for certain food and beverage space at Gaylord

Opryland. Gaylord Hotels 1Q 2008 CCF does not include the aforementioned one-time cash charge of approximately $12 million related to La Cantera.
Reed added, “Our first quarter results are expected to come in as planned. Our unique business model has proven resilient in this first quarter where many other companies have experienced difficulty during a tough economic environment. We remain enthusiastic about the long-term strength of our business and will discuss our outlook for the rest of 2008 on our upcoming earnings call.”
“Additionally, Gaylord National recently opened its doors in the Washington D.C. area with approximately 1.5 million room nights already on the books, and as the new standard for convention hotels on the East Coast. Despite delays caused by the general contractor on the project, the property accepted its first customers on March 28, 2008 and is now serving full-house groups with its 2,000 rooms and approximately 450,000 square feet of meeting space. More than 1,500 STARS are delivering terrific service to our loyal large-group customers and we are very enthusiastic about the prospects for the property. The combination of the beautiful physical facility and trademark Gaylord Hotels’ service will make this a game changer for meetings in the region.”
Gaylord will release its first quarter 2008 earnings results before the market opens on Thursday, May 1, 2008. Management will hold a conference call to discuss these results and the company’s outlook at 10:00 a.m. ET of the same day. This call will be web cast by CCBN and can be accessed at Gaylord Entertainment’s Investor Relations web site at http://ir.gaylordentertainment.com.
The web cast is also distributed over CCBN’s Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN’s individual investor center or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the call via CCBN’s password-protected event management site, StreetEvents (www.streetevents.com).
About Gaylord Entertainment
Gaylord Entertainment (NYSE: GET), a leading hospitality and entertainment company based in Nashville, Tenn., owns and operates Gaylord Hotels (www.gaylordhotels.com), its network of upscale, meetings-focused resorts and the Grand Ole Opry (www.opry.com), the weekly showcase of country music’s finest performers for more than 80 consecutive years. The Company’s entertainment brands and properties include the Radisson Hotel Opryland, Ryman Auditorium, General Jackson Showboat, Gaylord Springs Golf Links, Wildhorse Saloon, and WSM-AM. For more information about the Company, visit www.GaylordEntertainment.com.
This press release contains statements as to the Company’s beliefs and expectations of the outcome of future events that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include the risks and uncertainties associated with economic conditions affecting the hospitality business generally, the timing of the opening of new hotel facilities, increased costs and other risks associated with building and developing new hotel facilities, the geographic concentration of our hotel properties, business levels at the Company’s hotels, our ability to successfully operate our hotels and our ability to obtain financing for new developments. Other factors that could cause operating and financial results to differ are described in the filings made from time to time by the Company with the Securities and Exchange Commission and include the risk factors described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007. The Company does not undertake any obligation to release publicly any revisions to forward-looking statements made by it to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events.
1 The Company calculates RevPAR for its hospitality segment by dividing room sales by room nights available to guests for the period.
2 The Company calculates Total RevPAR by dividing the sum of room sales, food & beverage, and other ancillary services revenue by room nights available to guests for the period.
3 Consolidated Cash Flow (which is used in this release as that term is defined in the Indentures governing the Company’s 8% and 6.75% senior notes) is a non-GAAP financial measure which is essentially operating income plus depreciation and amortization, excluding the impact of pre-opening costs, the non-cash portion of the Florida ground lease expense, stock option expense, the non-cash gains and losses on the disposal of certain fixed assets and our investment in Bass Pro, and adds (subtracts) other gains (losses), and dividends received from our investments in unconsolidated companies. The Consolidated Cash Flow measure is one of the principal tools used by management in evaluating the operating performance of the Company’s business and represents the method by which the Indentures calculate whether or not the Company can incur additional indebtedness (for instance in order to incur certain additional indebtedness, Consolidated Cash Flow for the most recent four fiscal quarters as a ratio to debt service must be at least 2 to 1). A reconciliation of the consolidated cash flow of Gaylord Hotels to the operating income of Gaylord Hotels is included in this press release.

	Guidance Range
	Q1 2008
(In Thousands)	Low	High
HOSPITALITY SEGMENT
Estimated Operating income (loss)	$16,600	$20,600
Estimated Depreciation & amortization	18,100	18,100

Estimated Adjusted EBITDA	$34,700	$38,700
Estimated Pre-opening costs	15,500	15,500
Estimated Non-cash lease expense	1,600	1,600
Estimated Stock Option Expense	200	200
Estimated Gains and (losses), net	0	0

Estimated CCF	$52,000	$56,000

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Investor Relations Contacts:	Media Contacts:
Rob Tanner, Director Investor Relations	Brian Abrahamson, Vice President of Communications
Gaylord Entertainment	Gaylord Entertainment
(615) 316-6572	(615) 316-6302
rtanner@gaylordentertainment.com	babrahamson@gaylordentertainment.com
~or~
Josh Hochberg
Sloane & Company
(212) 446-1892
jhochberg@sloanepr.com